UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 2, 2014.

TECTON CORPORATION

 (Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-141817	03-0611187
(Commission File Number)	(IRS Employer Identification No.)

15500 Roosevelt Blvd, Suite 301

Clearwater, FL, 33760

(Address of principal executive offices and zip code)

(727) 502-0508

 (Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amended Form 8-K is being filed solely to include the file stamped Certificate of Amendment changing the name of the corporation to Endurance Exploration Group, Inc., which shall be effective January 24, 2014.  No other changes were made to the Report on Form 8-K originally filed on January 6, 2014.

SECTION 5—CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 2, 2014, the Board of Directors, believing it to be in the best interest of the Company to bring on an additional board member and officer and pursuant to Sections 78.335(5) and the Bylaws, appointed Guy Zajonc as Director, to hold said director position until the next shareholder meeting, and as Vice President Business Development to hold said officer position until removed by the Board, resignation, or death.

There are no arrangements or understandings between Mr. Guy Zajonc and any other person pursuant to which he was selected as to the officer and director positions.  In addition, there are no family relationships between Mr. Zajonc and any other director or executive officer of the Company

Guy M. Zajonc, JD, Background

Mr. Zajonc is currently President and CEO of Five by Five Media, Inc. (2008 to present).  He served as Senior Manager and General Counsel to Odyssey Marine Exploration, Inc. (2003 to 2006).  At Odyssey, he helped manage marine operations, helped build the research depart, found and hired the researchers that were directly responsible for the location of the Mercedes, HMS Victory and the Gairsoppa.  A graduate of Gonzaga University Law School and a member of the Washington State Bar since 1978, (retired 2010) Mr. Zajonc has participated in a number deep and shallow water projects since 1995, some of which are listed below:

1.

Japanese Submarine I-52.  The I-52 was sunk in the Atlantic Ocean in 1944 with 64,000 troy ounces of gold onboard.  At 17,200 feet, the I-52 is the deepest shipwreck ever discovered and visited by humans.  Mr. Zajonc was project manager and shareholder, and participated in the manned investigation of the wreck site.  The project used the Russian Academy of Science’s deep submersible program to film and photograph the site in 1998 for National Geographic TV and magazine.

2.

Titanic.  Mr. Zajonc dove to the Titanic in September 2000 as part of a mission conducted by Deep Ocean Expedition where he served as General Counsel and Project Manager.

3.

Amelia’s Earhart’s Final Flight.  As a principal in Howland Landing, LLC and co-coordinator of the project, Mr. Zajonc helped organize the first ever deep-water search for the lost airplane of Amelia Earhart off Howland Island in the Central Pacific.  The mission mapped over 600 square miles in water up to 18,000 feet deep.

4.

Battleship Bismarck.  For Deep Ocean Expeditions, Mr. Zajonc helped organize the first manned dives on the Battleship Bismarck in 2001 and was part of the expedition.

5.

The Atlantic Target.  In 2001, Mr. Zajonc was part owner and a team member on the 16,000 foot discovery dive to the unidentified ship known as the Atlantic Target.  Over 1,500 gold and silver coins and 65 artifacts were recovered from the deepest historic shipwreck ever excavated, a small merchant vessel that sank south of Bermuda some two hundred years ago.

6.

SS Republic.  In August 2003 Mr. Zajonc joined Odyssey Marine Exploration, Inc.’s senior management team as General Counsel and was initially responsible for onshore support of Marine Operations.  In November of 2003 gold was discovered on the wreck of the SS Republic in 1,600 feet of water.  Over 51,000 gold and silver coins and 13,000 artifacts have been recovered with an estimated value of $75 million USD.

7.

Washington Coast Dives.  Manned submersible dives and 3-D filming off the coast of Washington State using Nuytco Research, Ltd. subs.

In addition to his work with technical experts, Mr. Zajonc has also worked with cinematographers from around the world during expeditions, including Emmy Award winner Mark Stouffer with National Geographic and IMAX director and producer Stephen Low.  He also met and drafted the charter agreements for James Cameron on his trips to Titanic for the IMAX movie “Ghosts of the Abyss”, and the Bismarck for the high-definition television production “Jim Cameron’s Expedition Bismarck” for Discovery Channel.

During the past ten (10) years there have been no legal proceedings material to an evaluation of the ability or integrity of Mr. Zajonc.

Item 5.05  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As reported on the current report on Form 8-K filed On December 31, 2013, the Company acquired 100% interest in Endurance Explorations Group, LLC (“EEG”), making EEG a wholly owned subsidiary of the Company.  The Company intends to continue the operations of EEG as its primary business purpose.  Accordingly, on January 2, 2014, the Board of Directors proposed and a majority of Shareholders approved changing the corporate name of the Company to “Endurance Explorations Group, Inc.”, with said change being effective January 24, 2014.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits

Exhibit Number	Description
3.6	Certificate of Amendment changing name to Endurance Exploration Group, Inc. effective January 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECTON CORPORATION
Dated: January 16, 2014	By:	/s/ MICAH ELDRED
Name: Micah Eldred Title: President and Chief Executive Officer

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